As filed with the Securities and Exchange Commission on July 3, 1996
                                                  Registration No. 333-________

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                            -------------------

                                  Form S-8
                           REGISTRATION STATEMENT
                                   Under
                         THE SECURITIES ACT OF 1933
                            -------------------

                        PRAEGITZER INDUSTRIES, INC.
           (Exact name of registrant as specified in its charter)
                            -------------------


            OREGON                                        93-0790158
(State or other jurisdiction                              (IRS Employer
of incorporation or organization)                         Identification No.)

1270 S.E. Monmouth Cut-Off Road
Dallas,  Oregon                                           97338-9532
(Address of Principal                                     (Zip Code)
Executive Offices)
                            -------------------

                        PRAEGITZER INDUSTRIES, INC.
                        Employee Stock Purchase Plan
                            (Full title of plan)
                            -------------------

                              SCOTT D. GILBERT
                         Vice President of Finance
                        Praegitzer Industries, Inc.
                      1270 S.E. Monmouth Cut-Off Road
                           Dallas, OR 97338-9532
                  (Name and address of agent for service)

 Telephone number, including area code, of agent for service: (503) 623-9273

                                  Copy to:

                             STEPHEN E. BABSON
                              Stoel Rives LLP
                      900 SW Fifth Avenue, Suite 2300
                        Portland, Oregon 97204-1268

                      CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------------------------------
                                       Proposed      Proposed
                                       Maximum       Maximum
                       Amount          Offering      Aggregate     Amount of
Title of Securities    to Be           Price Per     Offering      Registration
to Be Registered       Registered      Share(1)      Price(1)      Fee

Common Stock           200,000 Shares  $ 10.3125     $ 2,062,500   $ 711.21
- -------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. The calculation of the registration fee for the balance of the shares is based on $10.3125, which was the average of the high and low prices of the Common Stock on June 27, 1996 as reported in The Wall Street Journal for Nasdaq National Market issues.

                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents By Reference.
          ---------------------------------------

          The following documents filed by Praegitzer Industries, Inc. (the "Company") with the Securities and Exchange Commission are incorporated herein by reference:

          (a) The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 or the latest prospectus filed pursuant to rule 424(b) under the Securities Act of 1933 that contains audited financial state ments for the Company's latest fiscal year for which such statements have been filed.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report or prospectus referred to in (a) above.

          (c) The description of the authorized capital stock of the Company con tained in the Company's registration statement filed under
     Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating the description.

          All reports and other documents subsequently filed by the Company pursuant to Sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.   Description of Securities.
          -------------------------

          Not Applicable.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

          Not Applicable.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

          Article IV of the Registrant's Second Amended and Restated Articles of Incorporation, as amended (the "Articles"), requires indemnification of current or former directors of the Registrant to the fullest extent not prohibited by the Oregon Business Corporation Act (the

"Act"). The Act permits or requires indemnification of directors and officers in certain circumstances. The effects of the Articles and the Act (the "Indemnification Provisions") are summarized as follows:

     (a) The Indemnification Provisions grant a right of indemnification in respect of any proceeding (other than an action by or in the right of the Company), if the person concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, was not adjudged liable on the basis of receipt of an improper personal benefit and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of a proceeding by judgment, order, settlement, conviction or plea of nolo contendere, or its equivalent, is not, of itself, determinative that the person did not meet the required standards of conduct.

     (b) The Indemnification Provisions grant a right of indemnification in respect of any proceeding by or in the right of the Company against the expenses (including attorney fees) actually and reasonably incurred if the person concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, except that no right of indemnification will be granted if the person is adjudged to be liable to the Company.

     (c) Every person who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because of the person's status as a director or officer of a controversy described in (a) or (b) above is entitled to indemnification as a matter of right.

     (d) Because the limits of permissible indemnification under Oregon law are not clearly defined, the Indemnification Provisions may provide indemnification broader than that described in (a) and (b).

     (e) The Registrant may advance to a director or officer the expenses incurred in defending any proceeding in advance of its final disposition if the director or officer affirms in writing in good faith that he or she has met the standard of conduct to be entitled to indemnification as described in (a) or (b) above and undertakes to repay any amount advanced if it is determined that the person did not meet the required standard of conduct.

     The Registrant may obtain insurance for the protection of its directors and officers against any liability asserted against them in their official capacities. The rights of indemnification described above are not exclusive of any other rights of indemnification to which the persons indemnified may be entitled under any bylaw, agreement, vote of shareholders or directors or otherwise.

Item 7.   Exemption From Registration Claimed.
          -----------------------------------

          Not Applicable.

Item 8.   Exhibits.
          --------

               4.1 Second Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3(i)(a) to the Company's Registration Statement on Form S-1, File No. 333-01228).

               4.2 Bylaws of the Company (incorporated by reference to Exhibit 3(ii) to the Company's Registration Statement on Form S-1, File No. 333-01228).

               5.1  Opinion of Stoel Rives LLP.

               23.1 Consent of Deloitte & Touche LLP.

               23.2 Consent of Stoel Rives LLP (included in Exhibit 5.1).

               24.1 Powers of Attorney.

Item 9.   Undertakings.
          ------------

The undersigned registrant hereby undertakes:

          (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Sec tion 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
     Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Oregon on July 1, 1996.

                         PRAEGITZER INDUSTRIES, INC.


                         By   MATTHEW J. BERGERON
                              ---------------------------------------
                              Matthew J. Bergeron
                              Senior Vice President, Chief Financial Officer and Director


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 1, 1996.

          Signature                                    Title
          ---------                                    -----

* ROBERT L. PRAEGITZER                       President, Chief Executive Officer
- ---------------------------------------      and Chairman of the Board
Robert L. Praegitzer                         (Principal Executive Officer)

 MATTHEW J. BERGERON                         Senior Vice President, Chief
- ---------------------------------------      Financial Officer and Director
Matthew J. Bergeron                          (Principal Financial and
                                             Accounting Officer)

* CHARLES N. HALL                            Senior Vice President and Director
- ---------------------------------------
Charles N. Hall

* ROBERT G. BALDRIDGE                        Senior Vice President and Director
- ---------------------------------------
Robert G. Baldridge

* SALLY PRAEGITZER                           Director
- ---------------------------------------
Sally Praegitzer

* WILLIAM L. HEALEY                          Director
- ---------------------------------------
William L. Healey

* T. L. STEBBINS                             Director
- ---------------------------------------
T. L. Stebbins


* By  MATTHEW J. BERGERON
      ---------------------------------
      Matthew J. Bergeron,
      Attorney-in-Fact

                               EXHIBIT INDEX


Exhibit
Number         Document Description

4.1 Second Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3(i)(a) to the Company's Registration Statement on Form S-1, File No. 333-01228).

4.2 Bylaws of the Company (incorporated by reference to Exhibit 3(ii) to the Company's Registration Statement on Form S-1, File No. 333-01228).

5.1            Opinion of Stoel Rives LLP.

23.1           Consent of Deloitte & Touche LLP.

23.2           Consent of Stoel Rives LLP (included in Exhibit 5.1).

24.1           Powers of Attorney.